Rocket Fuel Announces CFO Transition and Reaffirms Prior Guidance for the Third Quarter and Full Year 2014

REDWOOD CITY, California - September 8, 2014 - Rocket Fuel Inc. (NASDAQ: FUEL), a leading provider of artificial intelligence (AI) advertising solutions for digital marketers, announced today that J. Peter Bardwick, Chief Financial Officer, has given notice of his intention to resign as CFO to pursue other opportunities closer to his home and family. Mr. Bardwick will continue to serve as CFO until the end of the Company’s third fiscal quarter of 2014 and will continue with Rocket Fuel in a consulting capacity thereafter. Beginning on October 1, 2014, Ms. Bela Pandya, the Company’s Vice President of Finance, will serve as interim CFO until a permanent replacement has been hired. The Company has engaged a recruiting firm to assist in the search for CFO candidates.

“We would like to thank Peter for his contributions to Rocket Fuel’s exceptional growth and for helping to build a strong finance organization,” said George John, Chairman and CEO.

“On behalf of the Board of Directors, I would like to thank Peter for his dedication and stewardship of Rocket Fuel’s financial team through an IPO, a follow-on offering and its first major acquisition,” said Ronald Codd, Director and Chairman of the Audit Committee.

Mr. Bardwick stated, “It has been a personal and professional privilege to work with Rocket Fuel’s extraordinary team and I’m pleased to continue to contribute by assisting with the CFO transition.”

Rocket Fuel also reaffirmed the financial guidance for the third quarter and full year of 2014 that it provided on its second quarter earnings call on August 5, 2014.

About Rocket Fuel
Rocket Fuel delivers a leading programmatic media-buying platform at Big Data scale that harnesses the power of artificial intelligence (AI) to improve marketing ROI in digital media across web, mobile, video, and social channels. Rocket Fuel powers digital advertising and marketing programs globally for customers in North America, Europe, and Japan. Customers trust Rocket Fuel's Advertising That Learns® platform to achieve brand and direct-response objectives in diverse industries from luxury cars to financial services to retail. Rocket Fuel, a GSA approved vendor, currently operates in more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol "FUEL." For more information, please visit http://www.rocketfuel.com or call 1-888-717-8873.
Rocket Fuel and Advertising That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

Investor Relations:
Alex Wellins
The Blueshirt Group
(415) 217-5861
ir@rocketfuel.com

Forward-Looking Statements
This press release contains “forward-looking statements” regarding the Company’s business and financial results. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation, the Company’s limited operating history, particularly as a relatively new public company; risks associated with the Company’s growth, particularly outside of the U.S.; failure to achieve expected synergies and efficiencies of operations between the Company and [x+1]; the ability of the Company and [x+1] to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the failure of the Company to timely develop and achieve market acceptance of combined products and services; the loss of any key [x+1] customers; the ability to coordinate strategy and resources between the Company and [x+1]; the Company’s potential failure to make the right investment decisions in its offerings and technology platform; the Company’s inability to access inventory on private exchanges; fluctuations in the Company’s operating results; the failure to release new services that improve the quality of available advertising inventory; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by the forward-looking statements can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2014 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.